Exhibit 16.1

                                                             April 15, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Dear Sirs:

         We have read and agree with the comments in Item 4 of Form 8-K of P.D.C. Innovative Industries, Inc. (Commission File No. 0-27157) dated April 14, 2003, insofar as the comments relate to our firm, except for the following: with regard to the first paragraph, we are not in a position to agree or disagree with the statement that the decision to change accountants was approved by the Board of Directors of P.D.C. Innovative Industries, Inc.



                                          Yours truly,

                                          /s/ Margolies, Fink and Wichrowski
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                                              Margolies, Fink and Wichrowski
                                              Certified Public Accountants